Exhibit 99.1
NEWS RELEASE

Further Information Contacts:
AT OLD REPUBLIC:	AT FINANCIAL RELATIONS BOARD:
A. C. Zucaro: Chairman & CEO	Analysts/Investors: Scott Eckstein
(312) 346-8100	(212) 827-3766

OLD REPUBLIC REPORTS RESULTS FOR THE THIRD QUARTER AND FIRST NINE MONTHS OF 2014

CHICAGO – October 23, 2014 – Old Republic International Corporation (NYSE: ORI), today reported financial results for the third quarter and first nine months of 2014. Pretax operating income reflected moderately lower general insurance earnings and a continuation of renewed profitability in the run-off mortgage guaranty (“MI”) line. Losses in the consumer credit indemnity (“CCI”) portion of the run-off business, however, offset MI profitability. Year-over-year title insurance operating income was lower as transitory weaknesses in housing-related markets eroded the fast-paced earnings progress of the past three years. Consolidated net income for the 2014 third quarter and year-to-date period was once again enhanced by the realization of substantial gains from sales of investment securities. The major components of consolidated results and related data are summarized in the following table:

Financial Highlights (*)
	Quarters Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Operating revenues:
General insurance	$803.2	$729.0	$2,315.4	$2,108.9
Title insurance	478.7	544.5	1,309.8	1,534.9
Corporate and other	16.0	14.9	51.0	49.2
Subtotal	1,298.0	1,288.5	3,676.2	3,693.1
RFIG run-off business	71.4	86.0	216.5	271.3
Total	$1,369.4	$1,374.6	$3,892.7	$3,964.4
Pretax operating income (loss):
General insurance	$60.8	$70.2	$202.4	$209.4
Title insurance	28.2	36.6	59.0	98.6
Corporate and other	0.3	0.8	(1.9)	3.6
Subtotal	89.4	107.8	259.5	311.7
RFIG run-off business	10.4	37.0	(4.2)	72.2
Total	99.8	144.9	255.2	384.0
Realized investment gains (losses):
From sales and fair value adjustments	21.5	4.8	262.8	146.6
From impairments	-	-	-	-
Net realized investment gains (losses)	21.5	4.8	262.8	146.6
Consolidated pretax income (loss)	121.4	149.7	518.0	530.6
Income taxes (credits)	35.5	46.8	171.6	177.5
Net income (loss)	$85.8	$102.9	$346.4	$353.1
Components of diluted earnings per share:
Net operating income (loss):
General insurance	$0.14	$0.17	$0.46	$0.49
Title insurance	0.06	0.08	0.13	0.22
Corporate and other	0.03	0.02	0.05	0.05
Subtotal	0.23	0.27	0.64	0.76
RFIG run-off business	0.02	0.08	(0.01)	0.16
Total	0.25	0.35	0.63	0.92
Net realized investment gains (losses)	0.05	0.01	0.58	0.32
Net income (loss)	$0.30	$0.36	$1.21	$1.24
Cash dividends paid per share	$0.1825	$0.1800	$0.5475	$0.5400
Ending book value per share			$15.16	$14.44

(*) Unaudited; All amounts in this report are in millions except per share data and percentages.

Old Republic International Corporation

The preceding table shows both operating and net income to highlight the effects of realized investment gain or loss recognition on period-to-period earnings comparisons. Management uses net operating income, a non-GAAP financial measure, to evaluate and better explain operating performance, believing that this measure enhances an understanding of Old Republic’s core business results. Operating income, however, does not replace net income determined in accordance with GAAP as a measure of total profitability.

The recognition of realized investment gains or losses can be highly discretionary and arbitrary due to such factors as the timing of individual securities sales, recording of estimated losses from write-downs of impaired securities, tax-planning considerations, and changes in investment management judgments relative to the direction of securities markets or the future prospects of individual investees or industry sectors. Since late 2013, asset management operations have, in part, been oriented toward an enhancement of income from interest and dividends. To a large extent, this strategy has led to sales of non-income producing or low-yielding securities. Proceeds from these sales have largely been reinvested in higher yielding common shares of American companies with distinguished long-term records of earnings and dividend growth.

General Insurance Results – The table below shows the major components of general insurance profitability.

	General Insurance Group
	Quarters Ended September 30,			Nine Months Ended September 30,
	2014	2013	Change	2014	2013	Change
A. Prior to reclassification/Including CCI run-off business:
Net premiums earned	$713.7	$652.5	9.4%	$2,056.8	$1,882.0	9.3%
Net investment income	70.8	61.7	14.8	206.9	185.6	11.5
Benefits and claim costs	571.7	490.6	16.5	1,670.4	1,400.0	19.3
Pretax operating income (loss)	$48.5	$66.6	-27.1%	$101.5	$198.5	-48.9%

Claim ratio	80.1%	75.2%		81.2%	74.4%
Expense ratio	21.8	22.9		22.7	23.7
Composite ratio	101.9%	98.1%		103.9%	98.1%

B. All CCI run-off business reclassification(*):
Net premiums earned	$7.2	$7.5	-4.2%	$21.9	$22.5	-2.8%
Net investment income	0.1	0.1	10.2	0.4	0.2	41.9%
Benefits and claim costs	19.1	10.7	78.5	121.5	32.5	N/M
Pretax operating income (loss)	$(12.2)	$(3.6)	-233.7%	$(100.9)	$(10.9)	N/M

Claim ratio	N/M	141.9%		N/M	144.0%
Expense ratio	6.7%	8.4		8.3%	5.7
Composite ratio	N/M	150.3%		N/M	149.7%

C. After reclassification/Total Excluding all CCI run-off business:
Net premiums earned	$706.5	$644.9	9.5%	$2,034.8	$1,859.4	9.4%
Net investment income	70.7	61.6	14.8	206.5	185.3	11.4
Benefits and claim costs	552.5	479.9	15.1	1,548.9	1,367.5	13.3
Pretax operating income (loss)	$60.8	$70.2	-13.5%	$202.4	$209.4	-3.4%

Claim ratio	78.2%	74.4%		76.1%	73.5%
Expense ratio	22.0	23.0		22.8	23.9
Composite ratio	100.2%	97.4%		98.9%	97.4%

(*) In connection with the run-off mortgage guaranty ("MI") and consumer credit indemnity ("CCI") combination, $11.7 and $99.0 of pretax operating losses for the third quarter and first nine months of 2014, and $3.0 and $9.4 of pretax operating losses for the same respective periods of 2013, are retained by certain general insurance companies pursuant to various quota share and stop loss reinsurance agreements. All of these amounts, however, have been reclassified and are included for segment reporting purposes such that section (B) in the above table incorporates 100% of the CCI run-off business results.

Consolidated general insurance operations, exclusive of the CCI run-off line, produced moderately lower pretax income from combined underwriting/service operations and net investment income. Growth in net premiums earned was slightly higher than the 8.1% gain registered for all of 2013. The continuing benefits of rate improvements and new business production accounted for the greater premium revenues in 2014.

Income from insurance underwriting and related services was lower for this year’s third quarter and year-to-date periods. Claim costs remained under upward pressure for both workers' compensation and general liability coverages while the overall expense ratio trended down slightly. Net investment income benefitted from a larger invested asset base and the higher yields obtained from a greater commitment to dividend-paying equity securities holdings.

Old Republic International Corporation

Title Insurance Results – Earnings remained positive in Old Republic's title insurance business despite a fairly significant downturn in real estate and mortgage transactions during the past several quarters. The following table reflects key operating trends evidencing these changed market conditions.

	Title Insurance Group
	Quarters Ended September 30,			Nine Months Ended September 30,
	2014	2013	Change	2014	2013	Change
Net premiums and fees earned	$470.4	$537.2	-12.4%	$1,285.3	$1,513.1	-15.1%
Net investment income	7.5	6.5	15.1	22.1	19.4	13.6
Claim costs	28.6	37.7	-24.2	77.9	104.5	-25.5
Pretax operating income (loss)	$28.2	$36.6	-23.1%	$59.0	$98.6	-40.2%

Claim ratio	6.1%	7.0%		6.1%	6.9%
Expense ratio	89.2	87.0		90.6	87.5
Composite ratio	95.3%	94.0%		96.7%	94.4%

This year’s decline in title insurance premiums and fees resulted mainly from a significant drop in refinance transactions since mid-year 2013. The impact of lower refinance activity was magnified by adverse winter weather conditions earlier in the year which likely deterred consumer spending and purchases, and by a rise in mortgage interest rates beginning mid-year 2013 which hindered mortgage extensions and refinancings. Underwriting-wise, the ratio of claim costs to premiums and fees was lower as claim frequency and severity continued to abate. The expense ratio rose as operating costs were down by a relatively lower percentage than the reduction in revenues.

RFIG Run-off Business Results – The table below reflects RFIG’s comparative results before and after the combination of run-off MI and CCI coverages within the single run-off business segment instituted in 2012.

	RFIG Run-off Business
	Quarters Ended September 30,			Nine Months Ended September 30,
	2014	2013	Change	2014	2013	Change
A. Prior to reclassification/Excluding CCI run-off business:
Net premiums earned	$57.6	$68.9	-16.5%	$173.4	$220.5	-21.4%
Net investment income	6.4	9.3	-31.5	20.6	27.8	-25.7
Claim costs	36.7	31.7	15.8	80.0	147.2	-45.6
Pretax operating income (loss)	$22.6	$40.7	-44.4%	$96.6	$83.2	16.2%

Claim ratio	63.9%	46.1%		46.2%	66.8%
Expense ratio	7.9	8.4		10.0	8.1
Composite ratio	71.8%	54.5%		56.2%	74.9%

B. CCI run-off business reclassification(*):
Net premiums earned	$7.2	$7.5	-4.2%	$21.9	$22.5	-2.8%
Net investment income	0.1	0.1	10.2	0.4	0.2	41.9%
Benefits and claim costs	19.1	10.7	78.5	121.5	32.5	N/M
Pretax operating income (loss)	$(12.2)	$(3.6)	-233.7%	$(100.9)	$(10.9)	N/M

Claim ratio	N/M	141.9%		N/M	144.0%
Expense ratio	6.7%	8.4		8.3%	5.7
Composite ratio	N/M	150.3%		N/M	149.7%

C. After reclassification/Total RFIG run-off MI and CCI business:
Net premiums earned	$64.8	$76.5	-15.3%	$195.4	$243.1	-19.6%
Net investment income	6.5	9.4	-30.9	21.1	28.1	-25.0
Benefits and claim costs	55.9	42.5	31.6	201.6	179.8	12.1
Pretax operating income (loss)	$10.4	$37.0	-71.9%	$(4.2)	$72.2	-105.9%

Claim ratio	86.3%	55.5%		103.2%	73.9%
Expense ratio	7.8	8.4		9.8	7.9
Composite ratio	94.1%	63.9%		113.0%	81.8%

(*) In connection with the run-off mortgage guaranty ("MI") and consumer credit indemnity ("CCI") combination, $11.7 and $99.0 of pretax operating losses for the third quarter and first nine months of 2014, and $3.0 and $9.4 of pretax operating losses for the same respective periods of 2013, are retained by certain general insurance companies pursuant to various quota share and stop loss reinsurance agreements. All of these amounts, however, have been reclassified and are included for segment reporting purposes such that section (B) in the above table incorporates 100% of the CCI run-off business results.

Old Republic International Corporation

Consistent with a run-off operating mode, the MI and CCI lines posted further declines in 2014 third quarter and year-to-date earned premiums. Investment income also dropped due to a pervasively low yield environment and a declining invested asset base. Downtrends in MI investment income were further accentuated as a greater proportion of investable assets had been allocated to short-term fixed income securities. This higher liquidity was established to fund the July 2014 payment of approximately $657 for previously deferred claim settlements held in reserves. The latter were liquidated following regulatory approval. These payments, which had no income statement effect, reduced claim reserves and thus lessened balance sheet reserve leverage and the financial significance of the MI subsidiaries.

The resumed profitability of mortgage guaranty operations since last year’s second quarter is largely due to much reduced claim provisions and resulting costs. Key factors driving lower MI claim costs relate mostly to the higher rates at which previously reported defaults are cured or otherwise resolved without payment, as well as gradually improving trends in home prices, foreclosures, and real estate activity in general. Since year-end 2012, these factors have led to favorable developments of prior year-end claim reserves. For the third quarters of 2014 and 2013, favorable loss developments resulted in a lowering of claim ratios by 13.7 and 123.9 percentage points, respectively. For the first nine months of each year, the related loss ratio reductions amounted to 75.2 and 105.9 percentage points, respectively. Changes in posted expense ratios for both 2014 periods reflect a continuing drop in earned premiums and charges taken relative to the MI subsidiaries’ attempted recapitalization efforts which were terminated in this year’s first quarter.

CCI results deteriorated significantly in 2014 as ongoing claim litigation costs burdened this portion of the RFIG run-off business. These costs rose materially in this year’s second quarter as greater net reserve provisions were made to cover the final settlement of a litigated case and, for all periods, the ongoing claim litigation with a major lending institution.

Corporate and Other Operations – The combination of a small life and accident insurance business and the net costs associated with the parent holding company and its internal services subsidiaries usually produce highly variable results. Earnings variations posted by the combination of these relatively minor elements of Old Republic's business stem from volatility inherent to the small scale of life and accident insurance operations, and net interest costs pertaining to external and intra-system financing arrangements. The interplay of these various operating elements is summarized in the following table:

	Corporate and Other Operations
	Quarters Ended September 30,			Nine Months Ended September 30,
	2014	2013	Change	2014	2013	Change
Life & accident premiums earned	$14.7	$13.5	8.7%	$46.3	$44.4	4.3%
Net investment income	1.2	1.3	-3.0	4.5	4.2	8.2
Other income	-	-	-96.8	-	0.6	-85.7
Benefits and claim costs	9.3	8.3	11.9	33.2	25.6	29.5
Insurance expenses	6.3	6.6	-4.4	20.4	21.3	-4.1
Corporate, interest, and other expenses-net	-	(0.8)	96.5	(0.7)	(1.4)	47.0
Pretax operating income (loss)	$0.3	$0.8	-54.9%	$(1.9)	$3.6	-153.3%

Old Republic International Corporation

Cash, Invested Assets, and Shareholders' Equity – The table below reflects Old Republic’s consolidated cash and invested assets as well as the shareholders’ equity account at the dates shown:

		Cash, Invested Assets, and Shareholders' Equity
					% Change
		Sept. 30,	Dec. 31,	Sept. 30,	Sept. '14/	Sept. '14/
		2014	2013	2013	Dec. '13	Sept. '13
Cash and invested assets:	Fair value basis	$11,104.5	$11,109.1	$10,964.5	-%	1.3%
	Original cost basis	$10,593.2	$10,503.7	$10,345.9	0.9%	2.4%

Shareholders' equity:	Total	$3,922.9	$3,775.0	$3,716.0	3.9%	5.6%
	Per common share	$15.16	$14.64	$14.44	3.6%	5.0%

Composition of shareholders' equity per share:
Equity before items below		$13.96	$13.17	$12.98	6.0%	7.6%
Unrealized investment gains (losses) and other
accumulated comprehensive income (loss)		1.20	1.47	1.46
Total		$15.16	$14.64	$14.44	3.6%	5.0%

Segmented composition of shareholders' equity per share:
Excluding run-off segment		$14.43	$14.69	$14.58	-1.8%	-1.0%
RFIG run-off segment		0.73	(0.05)	(0.14)
Total		$15.16	$14.64	$14.44	3.6%	5.0%

Cash flow from consolidated operating activities resulted in a deficit of $370.0 for this year's first nine months compared with positive cash flow of $459.0 for the same period in 2013. Excluding the negative cash flow produced by the RFIG run-off business, the remainder of Old Republic's operations posted positive cash flows of $459.6 and $520.2 in the first nine months of 2014 and 2013, respectively.

Old Republic's invested assets are managed in consideration of enterprise-wide risk management objectives. Most importantly, these are intended to assure solid funding of insurance subsidiaries' long-term obligations to policyholders and other beneficiaries, and the necessary long-term stability of their capital accounts.  As a result, the investment portfolio contains no significant insurance risk-correlated asset exposures to real estate, mortgage-backed securities, collateralized debt obligations ("CDO's"), derivatives, junk bonds, hybrid securities, or illiquid private equity investments. In a similar vein, the Company does not engage in hedging or securities lending transactions, nor does it invest in securities whose values are predicated on non-regulated financial instruments exhibiting amorphous or unfunded counter-party risk attributes.

As of September 30, 2014 the consolidated investment portfolio reflected a current allocation of approximately 86 percent to fixed-maturity securities and short-term investments, and 14 percent to equities. Exposure to high quality dividend paying equity securities has been emphasized during the last twelve months or so. Asset quality of the fixed maturity portfolio has remained at high levels.

Changes in shareholders’ equity per share are reflected in the following table. As indicated, the changes resulted mostly from each year’s net income or loss, dividend payments to shareholders, and changes in the value of invested assets carried at fair value.

	Shareholders' Equity Per Share
	Quarter Ended September 30,	Nine Months Ended September 30,
	2014	2014	2013
Beginning balance	$15.29	$14.64	$14.03
Changes in shareholders' equity:
Net operating income (loss)	0.28	0.68	1.00
Net realized investment gains (losses):
From sales and fair value adjustments	0.05	0.66	0.37
From impairments	-	-	-
Subtotal	0.05	0.66	0.37
Net unrealized investment gains (losses)	(0.26)	(0.23)	(0.61)
Total realized and unrealized investment gains (losses)	(0.21)	0.43	(0.24)
Cash dividends	(0.18)	(0.55)	(0.54)
Stock issuance, foreign exchange, and other transactions	(0.02)	(0.04)	0.19
Net change	(0.13)	0.52	0.41
Ending balance	$15.16	$15.16	$14.44

Old Republic International Corporation

Capitalization – Old Republic's capitalization rose significantly during this year's third quarter as a 10-year debt issue was distributed in the public capital markets. The following table shows the resulting composition of Old Republic's capital structure as of the dates shown:

	Capitalization
	September 30,	December 31,	September 30,
	2014	2013	2013
Debt:
3.75% Convertible Senior Notes due 2018	$550.0	$550.0	$550.0
4.875% Senior Notes due 2024	400.0	-	-
ESSOP debt with an average yield of approximately 3.7%	15.0	18.0	18.0
Other miscellaneous debt	-	1.2	1.1
Total debt	965.0	569.2	569.2
Common shareholders' equity	3,922.9	3,775.0	3,716.0
Total capitalization	$4,888.0	$4,344.3	$4,285.2

Capitalization ratios:
Debt	19.7%	13.1%	13.3%
Common shareholders' equity	80.3	86.9	86.7
Total	100.0%	100.0%	100.0%

Conference Call Information
Old Republic has scheduled a conference call at 3:00 p.m. ET (2:00 p.m. CT) today, to discuss its third quarter 2014 performance and to review major operating trends and business developments. To access this call live in listen-only mode:

●	Log on to the Company's website at www.oldrepublic.com 15 minutes before the call to download the necessary software, or, alternatively

●	the call can also be accessed by phone at 888-287-5563.

Interested parties may also listen to a replay of the call through October 30, 2014 by dialing 877-870-5176, passcode 2756038, or by accessing it on Old Republic International's website through November 23, 2014.

About Old Republic
Chicago-based Old Republic International Corporation is one of the nation's 50 largest publicly held insurance organizations. Its most recent financial statements reflect consolidated assets of approximately $16.98 billion and common shareholders' equity of $3.92 billion, or $15.16 per share. Its current stock market valuation is approximately $3.81 billion, or $14.60 per share.

The Company is organized as an insurance holding company whose subsidiaries actively market, underwrite, and provide risk management services for a wide variety of coverages mostly in the general and title insurance fields. A long-term interest in mortgage guaranty and consumer credit indemnity lines has devolved to a run-off operating mode in recent years.

The nature of Old Republic's business requires that it be managed for the long run. For the 25 years ended in 2013, the Company's total market return, with dividends reinvested, has grown at a compounded annual rate of 12.0 percent per share. For the same period, the total market return, with dividends reinvested, for the S&P 500 Index has grown at a 10.3 percent annual compound rate. During those years, Old Republic's shareholders' equity account, inclusive of cash dividends, has risen at an average annual rate of 10.0 percent per share, and the regular cash dividend has grown at a 9.7 percent annual compound rate. According to the most recent edition of Mergent's Dividend Achievers, Old Republic is one of just 98 qualifying companies, out of thousands considered, that have posted at least 25 consecutive years of annual dividend growth.

Accompanying Financial Data:
•	Summary Financial Statements and Common Stock Statistics
•	Safe Harbor Statement

Financial Supplement
A financial supplement to this news release is available on the Company's website.

Old Republic International Corporation
	Old Republic International Corporation
	Summary Financial Statements and Common Stock Statistics (Unaudited)
		September 30,	December 31,	September 30,
	SUMMARY BALANCE SHEETS:	2014	2013	2013
	Assets:
	Cash and fixed maturity securities	$9,517.8	$9,990.6	$9,936.6
	Equity securities	1,465.6	1,004.2	911.2
	Other invested assets	121.0	114.3	116.6
	Cash and invested assets	11,104.5	11,109.1	10,964.5
	Accounts and premiums receivable	1,389.9	1,190.5	1,229.6
Federal income tax recoverable:	Current	32.1	114.7	69.3
	Deferred	50.7	48.4	95.7
	Prepaid federal income taxes	38.7	-	-
	Reinsurance balances recoverable	3,486.2	3,215.7	3,309.4
	Sundry assets	884.4	855.7	857.7
	Total	$16,986.8	$16,534.4	$16,526.4
	Liabilities and Shareholders' Equity:
	Policy liabilities	$1,942.8	$1,695.7	$1,744.6
	Benefit and claim reserves	9,034.9	9,433.5	9,358.4
	Debt	965.0	569.2	569.2
	Sundry liabilities	1,121.0	1,060.8	1,138.0
	Shareholders' equity	3,922.9	3,775.0	3,716.0
	Total	$16,986.8	$16,534.4	$16,526.4

		Quarters Ended		Nine Months Ended		Fiscal Twelve Months Ended
	SUMMARY INCOME STATEMENTS:	September 30,		September 30,		September 30,
		2014	2013	2014	2013	2014	2013
	Net premiums and fees earned	$1,256.6	$1,272.2	$3,561.9	$3,660.1	$4,787.4	$4,829.7
	Net investment income	86.1	78.9	254.3	237.2	335.9	320.8
	Other income	26.7	23.3	76.4	67.0	99.5	92.8
	Net realized investment gains (losses)	21.5	4.8	262.8	146.6	264.3	150.8
	Total revenues	1,391.0	1,379.5	4,155.6	4,111.0	5,487.2	5,394.3
	Benefits and claims	646.5	568.2	1,861.7	1,677.2	2,422.8	2,369.6
	Sales and general expenses	617.9	656.0	1,759.3	1,886.3	2,382.7	2,507.8
	Interest and other costs	5.1	5.4	16.4	16.8	21.2	22.5
	Total expenses	1,269.6	1,229.7	3,637.5	3,580.3	4,826.9	4,900.1
	Pretax income (loss)	121.4	149.7	518.0	530.6	660.3	494.1
	Income taxes (credits)	35.5	46.8	171.6	177.5	219.1	161.3
	Net income (loss)	$85.8	$102.9	$346.4	$353.1	$441.1	$332.8

COMMON STOCK STATISTICS:
Net income (loss):	Basic	$0.33	$0.40	$1.34	$1.37	$1.71	$1.30
	Diluted	$0.30	$0.36	$1.21	$1.24	$1.55	$1.19
	Components of earnings per share:
	Basic, net operating income (loss)	$0.28	$0.39	$0.68	$1.00	$1.04	$0.92
	Realized investment gains (losses)	0.05	0.01	0.66	0.37	0.67	0.38
	Basic net income (loss)	$0.33	$0.40	$1.34	$1.37	$1.71	$1.30
	Diluted, net operating income (loss)	$0.25	$0.35	$0.63	$0.92	$0.97	$0.85
	Realized investment gains (losses)	0.05	0.01	0.58	0.32	0.58	0.34
	Diluted net income (loss)	$0.30	$0.36	$1.21	$1.24	$1.55	$1.19
	Cash dividends on common stock	$0.1825	$0.1800	$0.5475	$0.5400	$0.7275	$0.7175
	Book value per share					$15.16	$14.44
	Common shares outstanding:
	Average basic	258,607,162	257,098,894	258,423,448	256,906,821	258,334,968	256,813,217
	Average diluted	295,049,613	293,444,269	294,989,032	292,985,034	294,944,712	292,681,551
	Actual, end of period					258,806,951	257,329,074

SUMMARY STATEMENTS OF COMPREHENSIVE INCOME (LOSS):
	Net income (loss) as reported	$85.8	$102.9	$346.4	$353.1	$441.1	$332.8
	Post-tax net unrealized gains (losses)	(67.1)	13.6	(60.3)	(157.6)	(68.9)	(168.4)
	Other adjustments	(5.4)	56.3	(7.1)	52.4	3.1	33.3
	Net adjustments	(72.5)	70.0	(67.4)	(105.1)	(65.8)	(135.1)
	Comprehensive income (loss)	$13.3	$172.9	$278.9	$247.9	$375.3	$197.7

Old Republic International Corporation

Safe Harbor Statement

Historical data pertaining to the operating results, liquidity, and other performance indicators applicable to an insurance enterprise such as Old Republic are not necessarily indicative of results to be achieved in succeeding years. In addition to the factors cited below, the long-term nature of the insurance business, seasonal and annual patterns in premium production and incidence of claims, changes in yields obtained on invested assets, changes in government policies and free markets affecting inflation rates and general economic conditions, and changes in legal precedents or the application of law affecting the settlement of disputed and other claims can have a bearing on period-to-period comparisons and future operating results.

Some of the oral or written statements made in the Company's reports, press releases, and conference calls following earnings releases, can constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Of necessity, any such forward-looking statements involve assumptions, uncertainties, and risks that may affect the Company's future performance. With regard to Old Republic's General Insurance segment, its results can be affected, in particular, by the level of market competition, which is typically a function of available capital and expected returns on such capital among competitors, the levels of interest and inflation rates, and periodic changes in claim frequency and severity patterns caused by natural disasters, weather conditions, accidents, illnesses, work-related injuries, and unanticipated external events. RFIG run-off and Title Insurance results can be affected by similar factors, and by changes in national and regional housing demand and values, the availability and cost of mortgage loans, employment trends, and default rates on mortgage loans. RFIG run-off results, in particular, may also be affected by various mortgage guaranty risk-sharing arrangements with business producers, as well as the risk management and pricing policies of government sponsored enterprises. Life and accident insurance earnings can be affected by the levels of employment and consumer spending, variations in mortality and health trends, and changes in policy lapsation rates. At the parent holding company level, operating earnings or losses are generally reflective of the amount of debt outstanding and its cost, interest income on temporary holdings of short-term investments, and period-to-period variations in the costs of administering the Company's widespread operations.

A more detailed listing and discussion of the risks and other factors which affect the Company's risk-taking insurance business are included in Part I, Item 1A - Risk Factors, of the Company's 2013 Form 10-K annual report and Part II, Item 1A - Risk Factors, of the Company's recent Form 10-Q filings to the Securities and Exchange Commission, which Items are specifically incorporated herein by reference.

Any forward-looking statements or commentaries speak only as of their dates. Old Republic undertakes no obligation to publicly update or revise any and all such comments, whether as a result of new information, future events or otherwise, and accordingly they may not be unduly relied upon.

For the latest news releases and other corporate documents on Old Republic:
Please write to:
Investor Relations
Old Republic International Corporation
307 North Michigan Avenue
Chicago, IL  60601
312-346-8100
or visit us at www.oldrepublic.com